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                                                                   EXHIBIT 10.33

                                    BRUNO'S

                    SENIOR OFFICER MANAGEMENT INCENTIVE PLAN
              FISCAL YEAR FEBRUARY 1, 1999 THROUGH JANUARY 29, 2000
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- PURPOSE


             - The primary purpose of this plan is to reward key members of the management team for their contributions toward the company's achievement of its financial goals. It is also intended as part of a compensation package that rewards performance and retains teammates.


- PLAN CONCEPT


             - The Senior Officer Management Incentive Plan includes the
               Chairman/CEO and the six Senior Officers. (Senior VP Human Resources, Senior VP Operations, Senior VP Marketing, Senior VP Merchandising, Senior VP Finance/CFO, Senior VP Corporate Counsel).

             - Incentive Awards will be driven by corporate-wide performance as measured by EBITDA vs. Budget. EBITDA refers to operating Earnings Before Interest, Tax, Deprecation, and Amortization.

             - Senior Officer positions will not be eligible for an incentive award if Corporate does not achieve a threshold level of EBITDA.

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- INCENTIVE AWARD OPPORTUNITY

             - Each position is assigned a "percentage of base pay" as the target award opportunity that is based on management's estimation of the position's level and value per competitive data.

             - An individual information sheet has been prepared for each participant reflecting their appropriate annual Target Award.


- PLAN MEASURE

             - Corporate EBITDA will be the plan measure (Actual Corporate
               EBITDA vs. Budget).


- AWARD FREQUENCY

             - Senior Officer Management Incentive Award will be paid on an annual basis.

             - The Incentive Award will be calculated on the eligible
               participants' annual Base Salary as of the last day of the fiscal year, January 29, 2000.


- PAYOUT ZONE

             - A Maximum Target Performance has been set to correspond with the payout level.


                                                       MAXIMUM TARGET
                                                   PERFORMANCE / PAYMENT
                                                   ---------------------

                  Corporate EBITDA                 $45,864,109  /  100%

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             - If the Company achieves $41,500,000 EBITDA, we will pay out 50%
               of the Incentive Target to all participants with the exception of the Chairman/CEO and the six Senior Officers.

             - For every dollar that the Company achieves over $41,500,000
               EBITDA, 70% will be placed in the Bonus Pool.

             - If the Company achieves $44,525,417 EBITDA, we will pay the remaining 50% of the applicable Incentive Target to the Store Directors, Co-Managers, and Department heads. This payment will be funded from the 70% pool dollars.

             - Corporate, Distribution Center, and District Managers will receive their additional Incentive Awards, above the 50% payment, from the generated dollars in the 70% pool.

             - To achieve the maximum payout of 100%, the Corporation will need to achieve $45,864,109 EBITDA.

             - The Chairman/CEO will have the discretion to award the dollars based on performance and contribution to the business results.

             - The Chairman/CEO and six Senior Officers will not receive a 50%
               Incentive Award at $41,500,000. They will receive their applicable Incentive Award from the available dollars generated in the Bonus Pool, based upon the approval of the Board of Directors.

- ELIGIBILITY CRITERIA:

             - Eligible participants must be actively working (or on approved leave) on the date the incentive is paid.

             - Eligible teammates on an approved Leave of Absence when bonuses are paid will not be eligible for the payment of an Incentive Award until they return to work.

             - If an eligible teammate is on approved Leave of Absence(s) for more than 30 days (one absence or cumulative absences totaling more than 30 days), their targeted award will be reduced by the portion of time on a Leave of Absence(s).

             - Eligible positions and the level of participation are determined by the Senior Vice President, Human Resources.
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             - Eligible participants must be in a bonus eligible position for a total period of 60 days in the fiscal year. The target Incentive Award will be prorated to reflect the period of time that a teammate was eligible to participate in this plan.

             - If a teammate changes participation level or eligibility status, the amount of eligible Incentive Award will be prorated to reflect the amount of time in eligible positions.

             - For teammates with a break in service, only continuous service will be considered as of the last day of the fiscal year.

             - If a plan participant terminates their employment, or if the
               Company terminates their employment, all rights under the plan are forfeited.


- GENERAL PROVISIONS:

             - The administration and interpretation of this Plan is the responsibility of the Company. Its decisions and interpretations are conclusive and binding.

             - The Chief Financial Officer has the responsibility of developing
               EBITDA plans and determining EBITDA results. The Chief Financial Officer's determination in developing appropriate plans and actual EBITDA is final.

             - Any decision made in the administration of the Plan that a teammate feels is inconsistent with his/her interpretation can be appealed through Human Resources. Such requests should be made in writing and will be reviewed by the Senior VP Human Resources for a final decision by the Company.

             - The actual incentive award is subject to Federal, state, and various local laws. The net payment will reflect these deductions. Current Federal tax law requires that bonuses be subject to a 28% withholding for Federal income tax.

             - Incentive awards will be processed as soon as administratively possible after July 31 (for the store EBITDA/Sales) and after January 29, 2000. The year-end EBITDA performance requires final audited results and Board approval before payment can be made. Generally this will occur before April 15th of each year, following fiscal year-end.

             - Participation in any one year does not guarantee participation in future years or participation at the same level.

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             - The plan is not an employment contract. There is no intent to confer a right to employment to a plan participant. The plan does not, in any way, restrict this Company's right to terminate the employment of a plan participant.

             - While the Company intends to continue this Plan without changes, the Company reserves the right to amend, change or terminate this Plan at any time at its sole discretion.